Exhibit 99.1

Investor Contact:

Richard E. Fish

Chief Financial Officer

256-382-3827

richard.fish@deltacom.com

FOR IMMEDIATE RELEASE

ITC^DeltaCom Announces Completion of $377 Million Debt and Equity Financing

Huntsville, Ala. — (July 31, 2007) — ITC^DeltaCom, Inc. (OTCBB: ITCD.OB), a leading provider of integrated communications services to customers in the southeastern United States, today announced that it has completed its previously announced debt and equity financing transactions. The transactions completely refinance or retire substantially all of the Company’s outstanding funded debt, reduce annual borrowing costs by approximately $25 million and simplify the Company’s balance sheet by eliminating all series of previously authorized preferred stock and substantially all related stock warrants. The transactions leave the Company with $305 million of funded first and second lien credit facility debt, a $10 million undrawn revolver and approximately $50 million in unrestricted cash.

The refinancing and recapitalization transactions include the following principal debt and equity components: (1) the issuance of $240 million of first lien debt in the form of a $230 million syndicated first lien credit facility and a $10 million undrawn revolving credit facility; (2) the issuance of $75 million of second lien debt to investment funds managed by Tennenbaum Capital Partners, LLC (“Tennenbaum”); (3) the exchange of $52.3 million of existing third lien senior notes for a total of approximately 17.3 million shares of common stock, including $23.5 million of notes exchanged by holders affiliated with Welsh Carson, Anderson

& Stowe (“Welsh Carson”), the Company’s majority shareholder, $25 million of notes exchanged by Tennenbaum and $3.8 million of notes exchanged by other holders; (4) the redemption of half of the Company’s outstanding Series A preferred stock for approximately $11 million in cash and the conversion of the remainder into approximately 1.75 million shares of common stock; (5) the conversion or exchange of the Company’s Series B preferred stock and substantially all outstanding stock warrants into and for approximately 22.2 million shares of common stock; (6) the purchase by Welsh Carson of approximately 6.9 million shares of common stock for $21 million; and (7) the purchase by certain institutional shareholders, including H Partners LP, Joshua Tree Capital Partners, LP and Trace Partners, LP, of $41.2 million of a new series of convertible redeemable preferred stock at a purchase price of $100 per share.

The proceeds from the transactions were used to refinance or retire at closing all of the Company’s previously outstanding funded debt, other than $18.5 million principal amount of 10.5% Senior Notes which will be satisfied in full on August 13, 2007 out of funds escrowed by the Company for such purpose.

As previously announced, in connection with the closing of the transactions and the sale of the new series of convertible redeemable preferred stock, the Company has agreed to conduct a registered rights offering for the benefit of minority shareholders. Pursuant to the rights offering, the Company will offer to holders of each share of its common stock on the date of record non-transferable rights to purchase approximately 1.18 shares (subject to adjustment) of its common stock at a purchase price of $3.03 per share. Certain common shareholders, including those affiliated with Welsh Carson and Tennenbaum, will not participate in the rights offering. Proceeds from the rights offering will be used to redeem in whole or in part the new issue of preferred stock and each share of the new issue of preferred stock which is not redeemed from the proceeds of the rights offering will mandatorily and automatically convert into 33 shares of the Company’s common stock. If there is full subscription by eligible shareholders, the new issue of preferred stock would be redeemed in full and minority shareholders would increase their ownership in the Company from approximately 20.8% to approximately 23.5% on a fully diluted basis. Upon the completion of the transactions and the rights offering, the Company will have approximately 85 million shares of common stock outstanding on a fully diluted basis.

“We’re very excited about today’s announcement, which represents an important milestone for ITC^DeltaCom,” said Randall E. Curran, ITC^Deltacom’s Chief Executive Officer.

The transactions were approved by a committee of independent directors with the assistance of independent legal and investment advisors. Credit Suissse served as the sole bookrunner, lead arranger, administrative agent, and collateral agent on the debt financing, and the Company’s financial advisor was Miller Buckfire & Co., LLC.

Additional information about the foregoing financing transactions will be contained in ITC^DeltaCom’s current report on Form 8-K to be filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or a solicitation of any offer to buy any securities contemplated in the rights offering, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, Inc. (“ITC^DeltaCom”) headquartered in Huntsville, Alabama, provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and consumers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 14,500 route miles, including more than 11,000 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, broadband data communications, Internet connectivity, and customer premise equipment to end-user customers. ITC^DeltaCom is one of the largest competitive telecommunications providers in its primary eight-state region. ITC^DeltaCom has interconnection agreements with BellSouth, Verizon, SBC, CenturyTel and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier (CLEC) in Arkansas, Texas, Virginia and all nine BellSouth states. For more information about ITC^DeltaCom, visit ITC^DeltaCom’s Web site at http://www.deltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in the Company’s subsequent SEC reports, include the Company’s dependence on new product development, rapid technological and market change, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer attrition, delays or difficulties in deployment and implementation of collocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

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